As Filed With the Securities and Exchange Commission on May 25, 2006
Registration No. 333-39717

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GLENAYRE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0085742 (I.R.S. Employer Identification No.)

825 8th Avenue, 23rd Floor, New York, New York (Address of principal executive offices)	10019 (Zip Code)
WIRELESS ACCESS, INC. 1992 STOCK OPTION PLAN, WIRELESS ACCESS, INC.
EXECUTIVE INCENTIVE STOCK OPTION PLAN, AND WIRELESS ACCESS, INC.
1996 STOCK PLAN
(Full title of the plan)
DEBRA ZIOLA
Executive Vice President and Chief Financial Officer
Glenayre Technologies, Inc.
825 8th Avenue, 23rd Floor
New York, New York 10019
(Name and address of agent for service)
(770) 283-1000
(Telephone number, including area code, of agent for service)
Please send copies of all communications to:
MARK R. BUSCH
Kennedy Covington Lobdell & Hickman, L.L.P.
214 North Tryon Street, 47TH Floor
Charlotte, North Carolina 28202-2377
EXPLANATORY NOTE
     The original Registration Statement on Form S-8 (File No. 333-39717) was filed with the Securities and Exchange Commission by Glenayre Technologies, Inc. (the “Company”) on November 7, 1997. The Company no longer offers or sells securities under the Wireless Access, Inc. 1992 Stock Option Plan, Wireless Access, Inc. Executive Incentive Stock Option Plan, and Wireless Access, Inc. 1996 Stock Plan. Pursuant to this amendment and in accordance with the undertakings of the Company in the original Registration Statement, the Company hereby deregisters all securities remaining unsold under the offering described in the original Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on May 23, 2006.

GLENAYRE TECHNOLOGIES, INC.
By	/s/ Debra Ziola
Debra Ziola
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Clarke H. Bailey	Chairman of the Board, Chief	May 23, 2006
Clarke H. Bailey	Executive Officer, and Director

/s/ Debra Ziola	Executive Vice President and Chief	May 23, 2006
Debra Ziola	Financial Officer, (Principal Financial and Accounting Officer)

/s/ Ramon D. Ardizzone	Director	May 23, 2006
Ramon D. Ardizzone

/s/ Donald S. Bates	Director	May 23, 2006
Donald S. Bates

/s/ Cliff O. Bickell	Director	May 23, 2006
Cliff O. Bickell

/s/ Peter W. Gilson	Director	May 23, 2006
Peter W. Gilson

/s/ John J. Hurley	Director	May 23, 2006
John J. Hurley

/s/ Horace H. Sibley	Director	May 23, 2006
Horace H. Sibley

/s/ Howard W. Speaks, Jr.	Director	May 23, 2006
Howard W. Speaks, Jr.